Exhibit 99.1

Encore Capital Group Announces Fourth Quarter and Full-Year 2018 Financial Results

•	Encore sets new records for collections, revenues and profits for the year

•	Record GAAP EPS from continuing operations of $4.06 in 2018, up 28%

•	Record Economic EPS from continuing operations of $4.98 in 2018, up 23%

•	2018 global deployments of $1.13 billion, including a record $638 million in the U.S.

SAN DIEGO, February 27, 2019 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was a year of significant achievement for Encore, characterized by our accomplishment of key objectives and record results,” said Ashish Masih, Encore’s President and Chief Executive Officer. “In order to capitalize on the favorable purchasing environment in the U.S., we deployed more capital in the United States in 2018 than in any prior year. Through our operational innovation and increased productivity, global collections and revenues increased to record levels. As a result, this performance helped generate record profitability and was key to delivering on our expectation of at least 20% growth in earnings per share for the year.”

“2018 was also a transformational year for Encore, during which we completed the acquisition of the remaining interest in Cabot.  This established Encore as a clear leader in the U.K. in both debt purchasing and servicing.  In addition, we are driving synergies through the combination of our Spanish operations as well as best practice sharing between our U.S. and European operations in key competencies such as data analytics, decision science, digital collections, speech analytics, collections platforms, and consumer-focused call techniques.”

“We ended the year on a high note, with fourth quarter GAAP and adjusted earnings both reaching all-time high levels. In the U.S., collections grew 15% in the quarter, driven by strong growth in our U.S. call center and digital channel, where collections were up 25% compared to the fourth quarter of last year. In Europe, revenues were up 13% for the quarter.”

“Finally, in anticipation of another strong year of investing in U.S. portfolios, we have already secured approximately $480 million dollars in forward flow purchase commitments for 2019, and we expect to continue to grow deployments,” said Masih.

Financial Highlights for the Fourth Quarter of 2018:

•	Estimated remaining collections (ERC) increased $209 million compared to the prior year, to $7.2 billion.

•	Portfolio purchases were $247 million, compared to $301 million deployed in the fourth quarter of 2017.

•	Gross collections were $484 million, up 11% compared to $438 million in the fourth quarter of 2017.

•	Total revenues, adjusted by net allowances and allowance reversals, were $349 million, up 10% compared to $317 million in the fourth quarter of 2017.

•
Total operating expenses were $233 million, compared to $253 million in the fourth quarter of 2017. This decline was largely the result of several expenses incurred specifically in 2017 including expenses related to the withdrawn Cabot IPO and other acquisition and restructuring related costs. Adjusted operating expenses were $191 million, compared to $182 million in the fourth quarter of 2017.

Encore Capital Group, Inc.

•	Total interest expense increased to $57 million, compared to $52 million in the fourth quarter of 2017, principally as a result of higher interest rates and Cabot refinancing costs.

•
GAAP net income from continuing operations attributable to Encore was a record $47 million, or $1.50 per fully diluted share, compared to $13 million, or $0.48 per fully diluted share, in the fourth quarter of 2017.

•	Adjusted income from continuing operations attributable to Encore was a record $45 million, compared to $28 million in the fourth quarter of 2017.

•	Adjusted income from continuing operations attributable to Encore (also referred to as Economic EPS) was $1.45 per share, compared to $1.05 per share in the fourth quarter of 2017.

•
As of December 31, 2018, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility was $177 million, and availability under Cabot’s revolving credit facility was £151 million (approximately $192 million). These figures do not include cash on the balance sheet.

Financial Highlights for the Full Year of 2018:

•	Portfolio purchases for the full year were $1.13 billion, including a record $638 million in the U.S. and $455 million in Europe, compared to $1.06 billion deployed overall in 2017.

•	Gross collections were a record $1.97 billion, up 11% compared to $1.77 billion in 2017.

•	Total revenues, adjusted by net allowances and allowance reversals, were a record $1.36 billion, up 15% compared to $1.19 billion in 2017.

•
Total operating expenses were $957 million, compared to $862 million in 2017. This increase was principally the result of variable costs associated with the large increase in collections, expenses associated with Wescot, which was acquired in November 2017, and the Cabot transaction. Adjusted operating expenses were $745 million, compared to $698 million in 2017.

•	Total interest expense was $240 million, compared to $204 million in 2017, principally as a result of higher interest rates and Cabot refinancing costs.

•	GAAP net income from continuing operations attributable to Encore was a record $116 million, or $4.06 per fully diluted share, compared to $83 million, or $3.16 per fully diluted share, in 2017.

•
Adjusted income from continuing operations attributable to Encore was a record $142 million, or $4.98 per fully diluted share (also referred to as Economic EPS), compared to $106 million, or $4.04 per share in 2017.

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 27, 2019, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.
For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 3575827. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at
http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent

Encore Capital Group, Inc.

reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$157,418	$212,139
Investment in receivable portfolios, net	3,137,893	2,890,613
Deferred court costs, net	95,918	79,963
Property and equipment, net	115,518	76,276
Other assets	257,002	302,728
Goodwill	868,126	928,993
Total assets	$4,631,875	$4,490,712
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$287,945	$284,774
Debt, net	3,490,633	3,446,876
Other liabilities	33,609	35,151
Total liabilities	3,812,187	3,766,801
Commitments and contingencies
Redeemable noncontrolling interest	—	151,978
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 30,884 shares and 25,801 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	309	258
Additional paid-in capital	208,498	42,646
Accumulated earnings	720,189	616,314
Accumulated other comprehensive loss	(110,987)	(77,356)
Total Encore Capital Group, Inc. stockholders’ equity	818,009	581,862
Noncontrolling interest	1,679	(9,929)
Total equity	819,688	571,933
Total liabilities, redeemable equity and equity	$4,631,875	$4,490,712
The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$448	$88,902
Investment in receivable portfolios, net	501,489	1,342,300
Deferred court costs, net	—	26,482
Property and equipment, net	—	23,138
Other assets	9,563	122,263
Goodwill	—	724,054
Liabilities
Accounts payable and accrued liabilities	$4,556	$151,208
Debt, net	445,837	2,014,202
Other liabilities	46	1,494

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Revenue from receivable portfolios	$298,104	$276,104	$1,167,132	$1,053,373
Other revenues	40,616	30,666	153,425	92,429
Total revenues	338,720	306,770	1,320,557	1,145,802
Allowance reversals on receivable portfolios, net	10,001	10,711	41,473	41,236
Total revenues, adjusted by net allowance reversals	348,721	317,481	1,362,030	1,187,038
Operating expenses
Salaries and employee benefits	93,211	94,446	369,064	315,742
Cost of legal collections	49,621	50,598	205,204	200,058
General and administrative expenses	35,189	55,330	158,352	158,080
Other operating expenses	31,456	28,689	134,934	104,938
Collection agency commissions	13,361	10,025	47,948	43,703
Depreciation and amortization	9,996	14,158	41,228	39,977
Total operating expenses	232,834	253,246	956,730	862,498
Income from operations	115,887	64,235	405,300	324,540
Other (expense) income
Interest expense	(56,956)	(51,692)	(240,048)	(204,161)
Other (expense) income	(3,803)	(1,157)	(8,764)	10,847
Total other expense	(60,759)	(52,849)	(248,812)	(193,314)
Income from continuing operations before income taxes	55,128	11,386	156,488	131,226
Provision for income taxes	(9,095)	(8,607)	(46,752)	(52,049)
Income from continuing operations	46,033	2,779	109,736	79,177
Loss from discontinued operations, net of tax	—	—	—	(199)
Net income	46,033	2,779	109,736	78,978
Net loss attributable to noncontrolling interest	1,003	9,902	6,150	4,250
Net income attributable to Encore Capital Group, Inc. stockholders	$47,036	$12,681	$115,886	$83,228
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$47,036	$12,681	$115,886	$83,427
Loss from discontinued operations, net of tax	—	—	—	(199)
Net income	$47,036	$12,681	$115,886	$83,228
Earnings per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$1.51	$0.49	$4.09	$3.21
Discontinued operations	$—	$—	$—	$(0.01)
Net basic earnings per share	$1.51	$0.49	$4.09	$3.20
Diluted earnings (loss) per share from:
Continuing operations	$1.50	$0.48	$4.06	$3.16
Discontinued operations	$—	$—	$—	$(0.01)
Net diluted earnings per share	$1.50	$0.48	$4.06	$3.15
Weighted average shares outstanding:
Basic	31,107	26,017	28,313	25,972
Diluted	31,270	26,405	28,572	26,405

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2018	2017	2016
Operating activities:
Net income	$109,736	$78,978	$16,817
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations, net of income taxes	—	199	2,353
Depreciation and amortization	41,228	39,977	34,868
Interest expense related to financing	11,710	—	—
Other non-cash expense, net	20,744	39,591	30,623
Stock-based compensation expense	12,980	10,399	12,627
Loss (gain) on derivative instruments, net	10,789	(3,915)	(7,816)
Deferred income taxes	16,814	28,970	(52,905)
(Reversal of) provision for allowances on receivable portfolios, net	(41,473)	(41,236)	84,177
Changes in operating assets and liabilities
Deferred court costs and other assets	(35,626)	(4,101)	(20,364)
Prepaid income tax and income taxes payable	24,284	(26,699)	25,417
Accounts payable, accrued liabilities and other liabilities	15,605	1,655	2,439
Net cash provided by operating activities from continuing operations	186,791	123,818	128,236
Net cash provided by operating activities from discontinued operations	—	—	2,096
Net cash provided by operating activities	186,791	123,818	130,332
Investing activities:
Cash paid for acquisitions, net of cash acquired	—	(96,390)	(675)
Proceeds from divestiture of business, net of cash divested	(1,877)	—	106,041
Purchases of assets held for sale	—	—	(19,874)
Purchases of receivable portfolios, net of put-backs	(1,131,095)	(1,045,829)	(907,413)
Collections applied to investment in receivable portfolios, net	809,688	709,420	659,321
Purchases of property and equipment	(67,475)	(28,126)	(31,668)
(Payment of) proceeds from derivative instruments, net	(18,302)	3,533	8,800
Other, net	11,545	5,261	1,994
Net cash used in investing activities from continuing operations	(397,516)	(452,131)	(183,474)
Net cash provided by investing activities from discontinued operations	—	—	14,685
Net cash used in investing activities	(397,516)	(452,131)	(168,789)
Financing activities:
Payment of loan costs	(11,576)	(28,972)	(32,338)
Payment related to debt financing	(11,710)	—	—
Proceeds from credit facilities	942,186	1,434,480	586,016
Repayment of credit facilities	(571,144)	(1,168,069)	(615,857)
Proceeds from senior secured notes	—	325,000	442,610
Repayment of senior secured notes	(91,578)	(204,241)	(352,549)
Proceeds from issuance of convertible and exchangeable senior notes	172,500	150,000	—
Repayment of convertible senior notes	—	(125,407)	—
Proceeds from other debt	27,694	33,197	36,172
Repayment of other debt	(42,456)	(8,910)	(15,388)
Payment for the purchase of PECs and noncontrolling interest	(234,101)	(29,731)	(4,842)
Payment of direct and incremental costs relating to Cabot Transaction	(8,622)	—	—
Other, net	(4,816)	870	(571)
Net cash provided by financing activities	166,377	378,217	43,253
Net increase in cash and cash equivalents	(44,348)	49,904	4,796
Effect of exchange rate changes on cash and cash equivalents	(10,373)	12,470	(8,624)
Cash and cash equivalents, beginning of period	212,139	149,765	153,593
Cash and cash equivalents, end of period	$157,418	$212,139	$149,765
Cash and cash equivalents of discontinued operations, end of period	—	—	—
Cash and cash equivalents of continuing operations, end of period	$157,418	$212,139	$149,765
Supplemental disclosures of cash flow information:
Cash paid for interest	$198,797	$162,545	$147,899
Cash paid for income taxes, net	30,247	44,365	60,071
Supplemental schedule of non-cash investing and financing activities:
Stock consideration for the Cabot Transaction	$180,559	$—	$—
Conversion of convertible senior notes	—	28,277	—
Fixed assets acquired through capital lease	3,283	3,577	55

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2018			2017
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$47,036	$1.50	$1.50	$12,681	$0.48	$0.48
Adjustments:
Convertible and exchangeable notes non-cash interest and issuance cost amortization	4,072	0.13	0.13	3,126	0.12	0.12
Acquisition, integration and restructuring related expenses(1)	(5,179)	(0.17)	(0.17)	11,911	0.45	0.45
Amortization of certain acquired intangible assets(2)	1,886	0.06	0.06	1,610	0.06	0.06
Net gain on fair value adjustments to contingent considerations(3)	(1,012)	(0.03)	(0.03)	(49)	0.00	0.00
Expenses related to withdrawn Cabot IPO(4)	—	—	—	15,339	0.58	0.58
Adjustments attributable to noncontrolling interest(5)	—	—	—	(13,965)	(0.53)	(0.53)
Impact from tax reform(6)	—	—	—	1,182	0.05	0.05
Income tax effect of the adjustments(7)	(1,316)	(0.04)	(0.04)	(4,183)	(0.16)	(0.16)
Adjusted income from continuing operations attributable to Encore	$45,487	$1.45	$1.45	$27,652	$1.05	$1.05
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
As we acquired debt solution service providers around the world, our acquired intangible assets, such as trade names and customer relationships, increased substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(3)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(4)
Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot in 2017. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(5)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

(6)
As a result of the U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”), we incurred a net additional tax expense of approximately $1.2 million. We believe the Tax Reform Act related expenses are not indicative of our ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(7)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

Encore Capital Group, Inc.

	Year Ended December 31,
	2018		2017
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$115,886	$4.06	$83,427	$3.16	$3.18
Adjustments:
Convertible and exchangeable notes non-cash interest and issuance cost amortization	13,896	0.50	12,353	0.47	0.47
Acquisition, integration and restructuring related expenses(1)	11,506	0.40	16,628	0.63	0.63
Loss on derivatives in connection with the Cabot Transaction(2)	9,315	0.33	—	—	—
Amortization of certain acquired intangible assets(3)	8,337	0.29	3,561	0.13	0.14
Expenses related to withdrawn Cabot IPO(4)	2,984	0.10	15,339	0.58	0.58
Settlement fees and related administrative expenses(5)	—	—	—	—	—
Impact from tax reform(6)	—	—	1,182	0.05	0.05
Adjustments attributable to noncontrolling interest(7)	(5,022)	(0.18)	(15,720)	(0.60)	(0.60)
Net gain on fair value adjustments to contingent considerations(8)	(5,664)	(0.20)	(2,822)	(0.11)	(0.11)
Income tax effect of the adjustments(9)	(9,079)	(0.32)	(7,936)	(0.30)	(0.30)
Adjusted income from continuing operations attributable to Encore	$142,159	$4.98	$106,012	$4.01	$4.04
________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore, adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
As we acquired debt solution service providers around the world, our acquired intangible assets, such as trade names and customer relationships, increased substantially. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(4)
Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot in 2017. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(5)
Amount represents litigation and government settlement fees and related administrative expenses for certain TCPA settlements. We believe these fees and expenses are not indicative of ongoing operations, therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(6)
As a result of the Tax Reform Act, we incurred a net additional tax expense of approximately $1.2 million during the year ended December 31, 2017. We believe the Tax Reform Act related expenses are not indicative of our ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(7)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

(8)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(9)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

Encore Capital Group, Inc.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP total operating expenses, as reported	$232,834	$253,246	$956,730	$862,498
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(45,069)	(41,164)	(193,715)	(125,028)
Stock-based compensation expense	(2,528)	(3,358)	(12,980)	(10,399)
Acquisition, integration and restructuring related operating expenses(2)	5,179	(11,911)	(7,523)	(16,628)
Expenses related to withdrawn Cabot IPO(3)	—	(15,339)	(2,984)	(15,339)
Net gain on fair value adjustments to contingent considerations(4)	1,012	49	5,664	2,822
Adjusted operating expenses related to portfolio purchasing and recovery business	$191,428	$181,523	$745,192	$697,926
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents expenses related to the proposed and later withdrawn initial public offering by Cabot in 2017. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.